                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                               XETA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               XETA CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

      1)  Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------
      5)  Total fee paid:

      --------------------------------------------------------------------------

[X]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         -------------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------
         (3)  Filing Party:

         -------------------------------------------------------
         (4)  Date Filed:

         -------------------------------------------------------

                                XETA CORPORATION
                      4500 South Garnett Road, Suite 1000
                             Tulsa, Oklahoma 74146

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 21, 1996



         Notice is hereby given that the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of XETA Corporation, an Oklahoma corporation (the "Company"), will be held at the Sheraton Hotel located at 10918 East 41st Street, Tulsa, Oklahoma, on March 21, 1996 at 6:30 p.m., local time, for the following purposes:


                 1. To elect six (6) members to the Company's Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified;

                 2. To authorize the Board to effect a stock split by amending the Company's Certificate of Incorporation, or to effect no stock split, in the Board's discretion, without further shareholder approval, prior to the next annual meeting of shareholders.

                 3. To ratify the selection of Arthur Andersen, LLP, as independent certified public accountants for the Company for the fiscal year ending October 31, 1996; and

                 4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on February 16, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at such time will be so entitled to vote. The Company's Proxy Statement is attached.


         IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON BUT WISH THEIR SHARES TO BE VOTED ON MATTERS TO BE TRANSACTED ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.


                       By Order of the Board of Directors

                              /s/ Robert B. Wagner

                                Robert B. Wagner
                                   Secretary


Tulsa, Oklahoma
February 19, 1996

                                XETA CORPORATION
                         4500 South Garnett, Suite 1000
                             Tulsa, Oklahoma  74146


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held March 21, 1996




                            SOLICITATION OF PROXIES


         This Proxy Statement is being furnished to shareholders of XETA Corporation (the "Company") by its Board of Directors to solicit proxies for use at the Annual Meeting of Shareholders to be held on March 21, 1996, at the Sheraton Hotel located at 10918 East 41st Street, Tulsa, Oklahoma, at 6:30 p.m., local time, or at such other time and place to which the Annual Meeting may be adjourned.



         The purpose of the Annual Meeting is (i) to elect six members to the Company's Board of Directors to serve for the ensuing year and until their successors are elected; (ii) to authorize the Board to effect a stock split by amending the Company's Certificate of Incorporation, or to effect no stock split, in the Board's sole discretion; (iii) to ratify the selection of Arthur Andersen, LLP as the Company's independent certified public accountants for the fiscal year ending October 31, 1996; and (iv) at the discretion of the proxy holders, to transact any other business that may properly come before the Annual Meeting or any adjournment thereof.


         Whether or not you intend to be present at the Annual Meeting, you are urged to promptly complete and return the accompanying proxy card in the envelope provided. If you are present at the Annual Meeting and wish to vote your shares in person, the accompanying proxy will, at your request, be returned to you at the Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by executing a subsequently dated proxy, submitting a notice of revocation to the Company, or attending the Annual Meeting and voting in person.

         Proxies properly executed and returned will be voted in accordance with the specifications marked on the proxy card. Proxies containing no specifications will be voted in favor of the proposals described in this Proxy Statement. Abstentions or votes withheld will have the same effect as a vote against the proposal. Votes will be tabulated by a representative of the Company.

         It is expected that this Proxy Statement will first be mailed to shareholders on or about February 23, 1996.

                               VOTING SECURITIES


         The Company's only class of voting securities is Common Stock. Shareholders are entitled to one vote per share of Common Stock held. At the close of business on February 16, 1996, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 2,169,820 shares of Common Stock outstanding, of which 189,747 shares were non-voting treasury stock. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of voting Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting.



                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of January 31, 1996 regarding beneficial ownership of the Company's Common Stock, par value $.10 per share, by (i) each person known by the Company to own more than five percent (5%) of such Common Stock, (ii) each director and nominee for election as a director of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group.

                                                   AMOUNT AND NATURE
          NAME AND ADDRESS                           OF BENEFICIAL                   PERCENT OF
         OF BENEFICIAL OWNER                         OWNERSHIP(1)                      CLASS
     --------------------------                    -----------------                 ----------
     Jack R. Ingram                                    384,700  (2)                     16.2%
     4500 S. Garnett, Suite 1000
     Tulsa, OK  74146

     Ronald L. Siegenthaler                            374,669  (3)                     15.8%
     P.O. Box 571300
     Tulsa, OK 74157

     SEDCO Investments                                 171,314                           7.9%
     P.O. Box 571300
     Tulsa, OK 74157

     Ron B. Barber                                      31,520                           1.5%
     One Ten Occidental Place
     110 W. 7th Street, Suite 200
     Tulsa, OK 74119

     Donald E. Reigel                                   29,389  (4)                      1.3%
     XETA Corporation
     5330 Manhattan Circle, Suite D
     Boulder, CO 80303

     Robert B. Wagner                                   21,800  (5)                      1.0%
     4500 S. Garnett, Suite 1000
     Tulsa, OK 74146

     Donald T. Duke                                     11,400  (6)                      *
     1701 Morningstar
     Edmond, OK  73034

                                                   AMOUNT AND NATURE
          NAME AND ADDRESS                           OF BENEFICIAL                   PERCENT OF
         OF BENEFICIAL OWNER                         OWNERSHIP(1)                      CLASS
     --------------------------                    -----------------                 ----------
     Dr. Robert D. Hisrich                              12,900  (7)                      *
     10900 Euclid Avenue
     Cleveland, OH 44106

     All officers and
       directors as a
       group (10 persons)                              937,678 (2)-(8)                  34.7%

     ______________________________

*Less than 1%

(1)       Ownership is direct unless otherwise indicated by footnote.

(2) Includes 2,500 shares held by Mr. Ingram's wife and options to purchase 200,000 shares of the Company's Common Stock which are presently exercisable.


(3) Includes 171,314 shares held by SEDCO Investments, an Oklahoma general partnership in which Mr. Siegenthaler is a general partner, and options to purchase 200,000 shares which are presently exercisable, and 3,355 shares held by Mr. Siegenthaler's adult son who resides with him. Mr. Siegenthaler disclaims beneficial ownership over the shares held by his son.


(4) Includes options to purchase 25,000 shares of the Company's common stock which are presently exercisable. Excludes options to purchase 12,500 shares of the Company's common stock which are not exercisable until July, 1996.

(5) Includes 1,300 shares held by Mr. Wagner as custodian for his minor children and options to purchase 17,500 shares of the Company's Common Stock which are presently exercisable.

(6) Includes options to purchase 10,000 shares of the Company's Common Stock which are presently exercisable.

(7) Includes 900 shares held by Dr. Hisrich as custodian for his minor child and options to purchase 10,000 shares which are presently exercisable.

(8) Includes 100 shares held by an officer not named in the table, as custodian for his minor child and options granted to officers not named in the table to purchase an aggregate of 71,000 shares which are presently exercisable.

                             ELECTION OF DIRECTORS

          Six directors, constituting the entire Board of Directors of the Company, are to be elected at the Annual Meeting. Members of the Board of Directors are elected for one year terms. Management's nominees to the Board for the coming year, all of whom, with the exception of Robert B. Wagner, are currently members of the Board, are as follows:

     NAME AND AGE                            POSITIONS WITH COMPANY                    DIRECTOR SINCE
     ------------                            ----------------------                    --------------
     Ron B. Barber                                  Director                             March, 1987
     Age 41

     Donald T. Duke                                 Director                             March, 1991
     Age 46

     Dr. Robert D. Hisrich                          Director                             March, 1987
     Age 51

     Jack R. Ingram                               President and                          March, 1989
     Age 52                                         Director

     Ronald L. Siegenthaler                      Executive Vice                        September, 1981
     Age 52                                  President and Director

     Robert B. Wagner                      Vice President of Finance,                         -
     Age 34                                  Chief Financial Officer
                                                  and Secretary

         MR. BARBER has served as general counsel to the Company since its incorporation. He has been a director of the Company since March 1987 and was Senior Vice President from August 1987 until March 1989. Mr. Barber has been engaged in the private practice of law since October 1980 and is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, in Tulsa, Oklahoma. Mr. Barber is also a certified public accountant licensed in Oklahoma. He received his Bachelor of Science Degree in Business Administration (Accounting) from the University of Arkansas and his Juris Doctor Degree from the University of Tulsa.

         MR. DUKE has been a director of the Corporation since March 1991. He is President of Duke Resources, an oil and gas consulting firm, and a principal of Tandem Oil and Gas Company, L.L.C. Prior to joining Tandem Oil and Gas Company, he was President and Chief Operating Officer of Hadson Petroleum
(USA), Inc., a domestic oil and gas subsidiary of Hadson Corporation and was responsible for all phases of exploration and production, land, accounting, operations, product marketing and budgeting and planning. Mr. Duke joined Hadson Petroleum in 1987 as Senior Vice President of Operations. Mr. Duke has a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma.

         DR. HISRICH has served as a director of the Company since March 1987. He occupies the A. Malachi Mixon III Chair in Entrepreneurial Studies and is Professor of Marketing and Policy Studies at the Weatherhead School of Management at Case Western Reserve University in Cleveland, Ohio. Prior to assuming such positions, he occupied the Bovaird Chair of Entrepreneurial Studies and Private Enterprise and was Professor of Marketing at the College of Business Administration for the University of Tulsa. He is also a marketing and management consultant. He is a member of the Boards of Trustees of Barrington College and of Gordon College, a member of the Editorial Boards of the Journal of Venturing and the American Journal of Small Business, and a member of the Boards of Directors of the Oklahoma Private Enterprise Forum and Tulsa Innovation Center. Dr. Hisrich received his Bachelor of Arts Degree in English and Science from DePauw University and his Master of Business Administration Degree (Marketing) and Ph.D. in Business Administration (Marketing, Finance, and Quantitative Methods) from the University of Cincinnati.

         MR. INGRAM has been President of the Company since July 1990 and a director of the Company since March 1989. He was President of Ingram Oil Company, based in Tulsa, Oklahoma, since its inception in 1984 until its sale in February 1991. Prior to founding Ingram Oil Company, Mr. Ingram held various managerial positions, including Senior Vice President of the Eastern Region, with Santa Fe - Andover Oil Company. Mr. Ingram holds a Bachelor of Science Degree in Petroleum Engineering from the University of Tulsa.

         MR. SIEGENTHALER has been Executive Vice President of the Company since July 1990 and a director of the Company since its incorporation. Since 1974, through SEDCO Investments, a general partnership in which Mr. Siegenthaler is a partner, and as an individual, Mr. Siegenthaler has been involved as partner, shareholder, director, or sole proprietor of a number of business entities with significant involvement in real estate, oil and gas, telecommunications, fabrication and marketing of steel, steel products and other raw materials, and restaurant franchising. Mr. Siegenthaler received his Bachelor's Degree in Liberal Arts from Oklahoma State University.

         MR. WAGNER joined the Company in July 1988 as Chief Accounting Officer. He became Chief Financial Officer in March, 1989 and
Secretary/Treasurer in January, 1990. From 1983 until his employment with the Company, Mr. Wagner was an independent auditor in the Tulsa, Oklahoma office of Price Waterhouse. Mr. Wagner is a Certified Public Accountant licensed in Oklahoma and received his Bachelor of Science Degree in Accounting from Oklahoma State University.

         None of the foregoing nominees has any family relationship to any other nominee. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as directors.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held three meetings during the fiscal year ended October 31, 1995. All other action taken by the Board of Directors was consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. Messrs. Duke, Hisrich and Siegenthaler each attended fewer than 75% of the total number of meetings of the Board and the committees of the Board of on which they served, each having attended two of the three meetings held by the Board. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting the Company.

         The Board of Directors has an Audit Committee and Compensation Committee, both of which were established in April 1987. There is no nominating committee or committee performing the functions of a nominating committee.

         The Audit Committee consists of directors Ron B. Barber, Jack R. Ingram and Donald T. Duke. This Committee advises the Board with respect to the engagement of independent public accountants and reviews the results of the annual audit, the adequacy of the Company's internal accounting procedures, and any transactions between the Company and its officers, directors or entities controlled by them. The Audit Committee did not meet independently of meetings of the Board of Directors during fiscal 1995.

         The Compensation Committee consists of directors Ron B. Barber, Robert
D. Hisrich and Donald T. Duke. This Committee advises the Board with respect to the election or appointment of executive officers and makes recommendations to the Board concerning compensation of executive officers and awards to executive officers and others under employee incentive plans. The Compensation Committee did not meet independently of meetings of the Board of Directors during the 1995 fiscal year.

RECOMMENDATION AND VOTE

         The Board of Directors recommends a vote "FOR" the election of all of the nominees listed above as directors of the Company. The affirmative vote of a majority of the shares of the Company Common Stock represented at the Annual Meeting is required for such approvals.

                              STOCK SPLIT PROPOSAL


         The Board of Directors has approved a resolution which would authorize the Board to amend Article VI of the Company's Certificate of Incorporation to effect a stock split of the Company's Common Stock along with a corresponding reduction in par value, or not amend the Certificate of Incorporation and effect no stock split, as determined by the Board of Directors in its discretion (the "Stock Split Proposal"). The Board has directed that the Stock Split Proposal be submitted to the Company's shareholders for consideration and approval. Under the terms of the Stock Split Proposal, the Board of Directors will be granted authority to effect a single stock split in the future within the confines of the Proposal if the Board believes that an increase in the number of shares of Common Stock may improve the trading market for the Common Stock.



         If the Stock Split Proposal is approved by shareholders, the Board of Directors will be given the discretion to effect a stock split, without further shareholder action, of not less than 5-for-4 nor greater than 2-for-1 (the "Stock Splits"), or to effect no stock split. The Board of Directors believes that this latitude is necessary, given the changing market price of the Common Stock.



         If the Stock Split Proposal is approved by the shareholders of the Company at the Annual Meeting, a stock split will be effected only upon a determination by the Board of Directors that a stock split is in the best interests of the Company and the shareholders. In connection with any determination by the Board of Directors to such effect, the Board will also select, at its discretion, one of the Stock Splits proposed based upon prevailing market conditions, the likely effect on the market price of the Common Stock, the quantitative criteria to be maintained by the Company to continue to qualify its Common Stock for listing on the Nasdaq National Market System, and other relevant factors. The remaining alternative Stock Splits would be abandoned by the Board without further action by the shareholders.


         Shareholders may approve or reject the proposed Stock Splits in whole but not in part. The effective date of any Stock Split will be selected by the Board of Directors (the "Effective

Date") on or prior to the Company's next Annual Meeting of Shareholders. If no Stock Split is effected by such date, the authority of the Board of Directors to declare the Stock Split will expire.


         The Stock Split Proposal also authorizes a corresponding reduction in par value of the Company's Common Stock in relation to the ratio of the Stock Splits. The proposed amendments to Article VI of the Company's Certificate of Incorporation would reduce the par value per share of the Company's Common Stock from $.10 to $.08, $.075, $.06 and $.05 in the case of a 5-for-4, 4-for-3, 3-for-2 and 2-for-1 Stock Split, respectively.

         The resolution of the Shareholders approving the proposed alternative amendments to Article VI of the Company's Certificate of Incorporation is attached to this Proxy Statement as Appendix "A".


PURPOSES AND EFFECT OF THE STOCK SPLIT

         The purpose of the Stock Split is to increase the marketability and liquidity of the Common Stock through greater availability of shares for purchase and sale and a wider distribution among a larger number of shareholders. Management believes that an increase in the number of shares outstanding would encourage and facilitate trades in the Common Stock which would, it is believed, establish a more liquid market in the Common Stock and result in a wider distribution of the Common Stock. Although it is not possible to predict the precise impact the Stock Split would have on the trading price of the Company's Common Stock, the Stock Split would reduce the per share trading price of the Common Stock, but not necessarily in the same proportion as the increase in the number of outstanding shares.


         All existing rights of shareholders will remain unchanged by the Stock Splits, and the relative ownership position of any shareholder, except for immaterial variations caused by the procedures to avoid fractional shares (discussed below), will remain unchanged. Because the par value of the Company's Common Stock will be reduced in relation to the ratio of the Stock Splits, the aggregate par value of the Company's Common Stock and the Company's paid- in capital and retained earnings will be unaffected. The only change in the Company's financial statements as a result of the Stock Splits will be the presentation of earnings per share, which will be reduced proportionately for any Stock Split effected for all accounting periods presented.


         The Stock Split, if undertaken in the discretion of the Board, would have the following effect upon the number of shares of Common Stock outstanding (which was 2,169,820 as of the Record Date, of which 189,747 were treasury shares), assuming no other change in the number of shares of Common Stock outstanding after the Record Date, and without taking into account any reduction in the number of outstanding shares resulting from the procedures for treatment of fractional shares described below.

                                                                    Common Stock
                 Stock Split                                          Outstanding
                 -----------                                        ---------------
                  5-for-4 . . . . . . . . . . . . . . . . . . .        2,712,275
                  4-for-3 . . . . . . . . . . . . . . . . . . .        2,893,093
                  3-for-2 . . . . . . . . . . . . . . . . . . .        3,254,730
                  2-for-1 . . . . . . . . . . . . . . . . . . .        4,339,640

         All outstanding stock options on the Effective Date of the Stock Split would be proportionately adjusted in the number of shares subject to such rights in the event of a Stock Split. As of January 31, 1996, there were 575,300 shares of the Company's Common Stock subject to stock purchase options. Because the Stock Split, if effected, may range from 5-for-4 to 2-for-1 and because the number of outstanding shares of Common Stock may change prior to the Effective Date upon the exercise of any outstanding stock options, existing shareholders cannot now predict the total number of shares of Common Stock that they will hold after the Stock Split, or the total number of shares of Common Stock that will be outstanding after the Stock Split.

         The Company's Common Stock is listed for trading on the Nasdaq National Market System. The new shares to be issued as a result of the stock split will be included in the Company's listing on Nasdaq. Consummation of the Stock Split will have no material federal tax consequences to stockholders.


FRACTIONAL SHARES AND ADDITIONAL SHARE CERTIFICATES


         No certificates or script representing fractional share interests will be issued, and no such fractional interests will entitle the holder thereof to vote, or to any rights as a shareholder of the Company with respect to such fractional interests. In lieu of any such fractional interests, the Company will pool all fractional share interests otherwise issuable and make arrangements with Chemical Mellon Shareholder Services (the "Agent") or other third party to act as agent for the account of all shareholders who would otherwise be entitled to receive said fractional shares, to sell such shares on behalf of such shareholders. As soon as practicable after the Effective Date, the Agent will sell such interests on the basis of prevailing market prices of the Common Stock as reported on the Nasdaq National Market System at the time of such sales, and pay to the holders of such interests their pro rata share of the proceeds derived from the sale of such fractional interests. All costs of such sale will be borne by the Company.



         As soon as practicable following the Effective Date of the stock split, the Company will mail to each shareholder of record on the Effective Date a share certificate representing the number of shares of Common Stock that, when aggregated with each shareholder's present number of shares, will equal the proportionate increase in the total number of shares held by the stockholder on the Effective Date. For example, if the Board effects a 5-for-4 stock split, and a shareholder owns 100 shares of Common Stock on the Effective Date, the Company will mail to such shareholder a share certificate for 25 shares which, when added to the shareholder's 100 shares, will represent a total stock ownership of 125 shares.


RECOMMENDATION AND VOTE

         The Board of Directors recommends a vote "FOR" the authorization and approval of this proposal. The affirmative vote of the holders of a majority of the shares of stock of the Company entitled to notice of and to vote at the Annual Meeting is required to adopt the Stock Split Proposal.


                               EXECUTIVE OFFICERS

         The executive officers and significant employees of the Company, their ages, positions held with the Company and length of time in such positions are set forth below. There are no family relationships between or among any of the named individuals. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as officers.


         NAME AND AGE                        POSITIONS WITH COMPANY                     OFFICER SINCE
         ------------                        ----------------------                     -------------
     Jack R. Ingram                        President, Chief                           July, 1990
     Age 52                                 Executive Officer and
                                            Director

     Ronald L. Siegenthaler                Executive Vice President                   August, 1990
     Age 52                                 and Director

     Robert B. Wagner                      Chief Financial Officer,                   July, 1988
     Age 34                                 Secretary and Treasurer

     Tom Crofford                          Vice President of                          January, 1988
     Age 43                                 Engineering

     Thomas A. Luce                        Vice President of                          June, 1986
     Age 39                                 Service

     Charles R. Rowland                    Vice President of                          January, 1984
     Age 54                                 Manufacturing

     Donald E. Reigel                      Vice President of                          June, 1995
     Age 41                                 Marketing & Sales


         A brief description of the business experience of Messrs. Ingram, Siegenthaler and Wagner is set forth under the Section of this Proxy Statement entitled "Election of Directors."

         MR. CROFFORD joined the Company in October 1982 as a design engineer. He was promoted to Manager of Engineering in October 1983 and Vice President of Engineering in January 1988. Mr. Crofford has worked in the field of computer engineering since 1977. He is a member of the Institute of Electrical and Electronics Engineers.

         MR. LUCE joined the Company in November 1982 as Installation Director. He was later promoted to Director of Installation and Service and became Vice President of Service in June 1986.

         MR. ROWLAND joined the Company in December 1982 as Production Manager and was promoted to Vice President of Manufacturing in January 1984. Mr. Rowland has 24 years electronic manufacturing experience, including production testing, assembly line layout and production control management.

         MR. REIGEL joined the Company in June 1993 as PBX Product Sales Manager. He was promoted to Vice President of Marketing and Sales in June 1995. Prior to his employment with the Company, Mr. Reigel served as a National Accounts Sales Manager for WilTel Communications systems for approximately a year and a half. He has been active in the development of major national accounts in the telecommunications industry since 1987. Mr. Reigel received his Bachelor of Science Degree in Business from the University of Colorado.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation of the Company's President, Executive Vice President and Vice President of Marketing and Sales who are the only executive officers whose total salary and bonus exceeded $100,000 during the 1995 fiscal year.

                           SUMMARY COMPENSATION TABLE


                                       Annual Compensation        Long Term Compensation
                                  ----------------------------    ----------------------

Name and                                                               Common Stock             All
Principal                                                              Underlying             Other
Position                Year       Salary    Bonus       Other            Options           Compensation
--------                ----       ------    -----       -----         ------------         ------------
Jack R. Ingram            1995     $ 90,000  $229,334       -                -                $6,000(1)
 President

                          1994     $ 90,000  $138,926       -                -                   -


                          1993     $ 90,000  $ 43,607       -              50,000                -


Ronald L. Siegenthaler    1995         -     $199,334       -                -                   -
 Executive Vice
 President                1994         -     $ 98,926       -                -                   -

                          1993         -     $ 13,607       -              50,000                -


Donald E. Reigel          1995     $ 75,000  $ 25,444   $130,582(2)          -                $6,000(1)
 Vice President of
 Marketing and Sales      1994     $ 75,000      -      $ 65,091(2)          -                   -

                          1993     $ 31,250      -      $    444(2)        37,500                -

_____________________________


(1) Represents the Company's contributions to the employee's account under the Company's 401(k) plan, in accordance with the terms of such plan.

(2)      Represents sales commissions paid to Mr. Reigel.


         No stock appreciation rights were granted by the Company to any of the persons named in the Summary Compensation Table during the Company's fiscal year ended October 31, 1995, nor were options exercised by such persons during the Company's fiscal year ended October 31, 1995. The following table sets forth certain information regarding unexercised options held by such persons as of the fiscal year-end.

                              FY-END OPTION VALUES


                                           Number of Securities                   Value of Unexercised
                                      Underlying Unexercised Options              In-the-Money Options
                                                at FY-End                              at FY-End

                                      -----------------------------        --------------------------------
         Name                         Exercisable      Unexercisable        Exercisable        Unexercisable
         ---------------------------------------------------------------------------------------------------
         Jack R. Ingram                 200,000              -              $1,150,000(1)             -
         Ronald L. Siegenthaler         300,000              -              $1,725,000(1)             -
         Donald E. Reigel                25,000           12,500            $  130,500(2)        $ 65,250(2)


         ____________________________________

         (1) Based on the difference between the fair market value of the securities underlying the options at fiscal year-end and the exercise price of $1.00 per share.

         (2) Based on the difference between the fair market value of the securities underlying the options at fiscal year-end and the exercise price of $1.53 per share.

         Commencing in March, 1995, the Company began compensating its outside directors $250.00 per meeting attended. While the Company does not have any formal arrangement to grant stock options to its directors, the Company has previously granted stock options to all of its outside directors. Generally, these options are for 10,000 shares, with a vesting period of one year and an exercise period of ten years. No other compensation was paid to directors for their services as such during the Company's 1995 fiscal year.

EMPLOYMENT AGREEMENTS

         The Company has a written employment agreement with Jack R. Ingram, its President and Chief Executive Officer, concerning the terms of his compensation. The agreement provides that for each year during which he is employed, Mr. Ingram will receive an annual bonus based on the Company's total sales and after-tax net income, provided the Company's total sales for such fiscal year exceed $5,000,000. The bonus amount is equal to a percentage of the Company's after- tax net income, calculated by dividing the Company's total sales for the year by $5,000,000, and multiplying such factor by 5%, with the percentage capped at ten percent (10%) and the dollar amount capped at $200,000. Pursuant to a recent amendment to the agreement approved by the Board, this bonus is to be paid on or before January 31 each year. The agreement further provides for a quarterly bonus, not to exceed $10,000 per quarter, equal to fifty percent (50%) of the Company's quarterly net income.
If Mr. Ingram is terminated from his employment, the full amount of any annual and quarterly bonus earned will become due and payable immediately. Mr. Ingram will forfeit any annual and quarterly bonus installments not paid in the event he resigns from office. Mr. Ingram receives a $90,000 base salary under the agreement. Mr. Ingram's employment with the Company is at-will, with no set term.

         The Company also has a written agreement with Ronald L. Siegenthaler, the Company's Executive Vice President, concerning the terms of his compensation as an officer of the Company. Mr. Siegenthaler is compensated on the basis of an annual bonus upon the same terms as the annual bonus paid to Mr. Ingram, except that Mr. Siegenthaler will not forfeit any bonus payment upon his resignation from office. Any bonus earned by Mr. Siegenthaler is paid on or before January 31 each year. Mr. Siegenthaler is retained on an at-will basis, and this arrangement may be terminated by either party at any time.

         The Company entered into a written agreement with Donald E. Reigel on June 12, 1995, concerning the terms of his employment as Vice President of Marketing and Sales. Pursuant to the terms of the agreement, Mr. Reigel receives a salary of $75,000, plus a commission equal to 0.25% of the Company's monthly net sales and service revenues. Prior to August 1, 1995, Mr. Reigel's commissions were based only on PBX sales and service revenues, and call accounting sales and service revenues when generated in conjunction with a PBX sale. The rate of commissions paid to Mr. Reigel prior to August 1, 1995 were dependent upon the margin of profit produced by the sale.

         Under the agreement, on August 1, 1995, Mr. Reigel became entitled to earn an annual bonus of 3% of the increase in the Company's annual net sales and service revenues over those revenues for the previous fiscal year. For the four months ending October 31, 1995, Mr. Reigel was paid a bonus on the amount that fourth quarter net revenue exceeded $2,500,000. For fiscal 1996, Mr. Reigel's bonus will be paid on the amount that fiscal 1996 net revenue exceeds $10,000,000. Mr. Reigel will forfeit the right to receive any bonus for the then current fiscal year upon termination of his employment unless he is terminated by the Company without cause, in which case he will be entitled to receive a bonus, if any, on a prorated basis.

         Mr. Reigel is subject to standard confidentiality restrictions, as well as to a twelve month non-solicitation agreement upon termination of his employment for any reason while Jack Ingram remains President of the Company, and a thirty-day non-solicitation agreement if Mr. Ingram is not President at the time of Mr. Reigel's termination. There is no set term to Mr. Reigel's employment by the Company.


                              RELATED TRANSACTIONS

         Mr. Barber, a director of the Company, is a shareholder in the law firm of Barber & Bartz, a Professional Corporation, general counsel to the Company. During the fiscal year ended October 31, 1995, the Company paid or accrued legal fees to Barber & Bartz in the approximate amount of $103,000.


                         BENEFICIAL OWNERSHIP REPORTING

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and/or written representations made to the Company by its directors and officers and by certain beneficial owners of more than ten percent of its Common Stock, the Company knows of no director, officer, or beneficial owner of more than ten percent of the Company's Common Stock who has failed to file on a timely basis reports of beneficial ownership of the Company's Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen, LLP as the independent public accountants to audit the Company's financial statements for the fiscal year ending October 31, 1996. Representatives of Arthur Andersen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. While ratification of the Company's selection of accountants by the Company's shareholders is not required, in the event of a negative vote on such ratification, the Company's Board of Directors will reconsider its selection. Arthur Andersen, LLP audited the Company's financial statements for the year ended October 31, 1995.


               FINANCIAL INFORMATION - INCORPORATED BY REFERENCE

         A copy of the Company's 1995 Annual Report, which includes the Company's Form 10-KSB containing all financial statements as well as Management's Discussion and Analysis of Financial Condition and Results of Operations (the "MD&A"), is being provided to the stockholders along with this Proxy Statement. In regard to the Stock Split Proposal, the Financial Statements appearing on pages F-1 to F-14 of the Form 10-KSB, and the MD&A appearing on pages 12 through 14 of the Form 10-KSB, are incorporated herein by reference.


                             SHAREHOLDER PROPOSALS

         Under regulations of the Securities and Exchange Commission, shareholders are entitled to submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company in accordance with those regulations. In order for shareholder proposals for the Company's next annual meeting to be eligible for consideration for inclusion in the proxy statement and proxy relating to such meeting, they must be received by the Company no later than October 4, 1996. Such proposals should be directed to XETA Corporation, 4500 South Garnett, Suite 1000, Tulsa, Oklahoma 74146,
Attention: President.


                                 OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

         Solicitation of proxies is being made by mail, but the Company may also use its officers and regular employees to solicit proxies either personally or by telephone. In addition, the Company will supply brokers, banks and other institutions and persons holding Common Stock in nominee name with such number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners. All costs of solicitation will be borne by the Company.


                       By Order of the Board of Directors

                              /s/ Robert B. Wagner

                                Robert B. Wagner
                                   Secretary



Tulsa, Oklahoma
February 19, 1996

                                  APPENDIX "A"


                            STOCKHOLDER RESOLUTIONS


A.  FIVE-FOR-FOUR STOCK SPLIT

     RESOLVED, that prior to the Company's next Annual Meeting of Shareholders, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to March 21, 1996, effecting a stock split of the Common Stock, Article VI of the Company's Certificate of Incorporation, which currently authorizes 10,000,000 shares of Common Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $.10 per share, shall be deleted and substituted with the following provision:

                                   ARTICLE VI

           The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.08 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

           Simultaneously with the effective date of this amendment (the "Effective Date"), each four shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into five shares of the Company's Common Stock, par value $.08 per share.

     FURTHER RESOLVED, that notwithstanding the approval of the foregoing proposed amendment by the stockholders of the Company, at any time prior to the filing of the foregoing amendment to the Company's Certificate of Incorporation effecting a five-for-four Stock Split, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

B.  FOUR-FOR-THREE STOCK SPLIT.

     RESOLVED, that prior to the Company's next Annual Meeting of Shareholders, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to March 21, 1996, effecting a stock split of the Common Stock, Article VI of the Company's Certificate of Incorporation, which currently authorizes 10,000,000 shares of Common Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $.10 per share, shall be deleted and substituted with the following provision:

                                   ARTICLE VI

           The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.075 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

           Simultaneously with the effective date of this amendment (the "Effective Date"), each three shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into four shares of the Company's Common Stock, par value $.075 per share.

     FURTHER RESOLVED, that notwithstanding the approval of the foregoing proposed amendment by the stockholders of the Company, at any time prior to the filing of the foregoing amendment to the Company's Certificate of Incorporation effecting a four-for-three Stock Split, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

C.  THREE-FOR-TWO STOCK SPLIT

     RESOLVED, that prior to the Company's next Annual Meeting of Shareholders, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to March 21, 1996, effecting a stock split of the Common Stock, Article VI of the Company's Certificate of Incorporation, which currently authorizes 10,000,000 shares of Common Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $.10 per share, shall be deleted and substituted with the following provision:

                                   ARTICLE VI

           The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.06 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

           Simultaneously with the effective date of this amendment (the "Effective Date"), each two shares of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into three shares of the Company's Common Stock, par value $.06 per share.

     FURTHER RESOLVED, that notwithstanding the approval of the foregoing proposed amendment by the stockholders of the Company, at any time prior to the filing of the foregoing amendment to the Company's Certificate of Incorporation effecting a three-for-two Stock Split, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

D.  TWO-FOR-ONE STOCK SPLIT.

     RESOLVED, that prior to the Company's next Annual Meeting of Shareholders, on the condition that no other amendment to the Company's Certificate of Incorporation shall have been filed subsequent to March 21, 1996, effecting a stock split of the Common Stock, Article VI of the Company's Certificate of Incorporation, which currently authorizes 10,000,000 shares of Common Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $.10 per share, shall be deleted and substituted with the following provision:

                                   ARTICLE VI

           The total authorized number of shares which the Corporation shall have authority to issue shall consist of 10,500,000 shares, 10,000,000 shares of which shall be classified as Common Shares of the par value of $.05 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.

           Simultaneously with the effective date of this amendment (the "Effective Date"), each one share of Common Stock issued and outstanding on the Effective Date shall automatically and without any action on the part of the holder thereof be reclassified as and changed into two shares of the Company's Common Stock, par value $.05 per share.

     FURTHER RESOLVED, that notwithstanding the approval of the foregoing proposed amendment by the stockholders of the Company, at any time prior to the filing of the foregoing amendment to the Company's Certificate of Incorporation effecting a two-for-one Stock Split, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

                                  APPENDIX "B"

                                XETA CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 21, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack R. Ingram and Ronald L. Siegenthaler, or either of them, as proxies and attorneys for the undersigned (with full power to act alone and to designate substitutions), hereby revoking any prior Proxy, and hereby authorizes them to represent the undersigned and to vote as designated below, all the shares of Common Stock of XETA Corporation held of record by the undersigned on February 16, 1996 at the Annual Meeting of Shareholders to be held March 21, 1996, or any adjournment thereof.

1.   ELECTION OF DIRECTORS:   [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY
                                  (except as marked to the              to vote for all nominees
                                  contrary below).                      below.

       RON B. BARBER, DONALD T. DUKE, ROBERT D. HISRICH, JACK R. INGRAM,
                  RONALD L. SIEGENTHALER, AND ROBERT B. WAGNER

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A FIVE-FOR-FOUR, FOUR-FOR-THREE, THREE-FOR-TWO, OR TWO-FOR-ONE STOCK SPLIT, OR TO EFFECT NO STOCK SPLIT, IN THE BOARD'S SOLE DISCRETION, PRIOR TO THE NEXT ANNUAL MEETING OF SHAREHOLDERS.

     [ ] For                       [ ] Against                       [ ] Abstain

3. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE 1996 FISCAL YEAR.

     [ ] For                       [ ] Against                       [ ] Abstain

4. IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the three foregoing proposals.


____________________________________   ________________________________________
(Signature)                            (Print Name)


____________________________________   ________________________________________
(Signature)                            (Print Name)


     NOTE: Signature(s) should follow exactly as your name appears on your stock certificate. In case of joint ownership each owner should sign. Executors, administrators, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

     Dated:  _________________________, 1996.

                                 APPENDIX "C"



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Xeta Corporation:

We have audited the accompanying consolidated balance sheet of Xeta Corporation (an Oklahoma corporation) and subsidiaries as of October 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xeta Corporation and subsidiaries as of October 31, 1995, and the results of their operations and their cash flows for each of the two years in the period ended October 31, 1995, in conformity with generally accepted accounting principles.


                                           /s/ ARTHUR ANDERSEN LLP
                                           ARTHUR ANDERSEN LLP


Tulsa, Oklahoma
  December 15, 1995





                                      F-1